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                                                                    EXHIBIT 10.2

                         AMERICAN GENERAL CORPORATION
                        1984 STOCK AND INCENTIVE PLAN,
                       RESTATED AS OF FEBRUARY 8, 1994,
                        AS FURTHER AMENDED AND RESTATED
                            AS OF FEBRUARY 1, 1998


                                  1. PURPOSE

          The purpose of the American General Corporation 1984 Stock and Incentive Plan, Restated as of February 8, 1994, as further amended and restated through February 1, 1998 (the "Plan") is to provide a means through which American General Corporation, a Texas corporation, and its subsidiaries (collectively, the "Company") may attract able persons to enter the employ of the Company and to provide a means whereby those key employees upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ. A further purpose of the Plan is to provide such key employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. So that the maximum incentive can be provided each employee, the Plan provides for granting Incentive Stock Options, Non-Qualified Options, Restricted Stock Awards, Performance Awards, and Incentive Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee.


                                2. DEFINITIONS

          The following definitions shall be applicable throughout the Plan:

          (a) "Award" means, individually or collectively, any Option, Restricted Stock Award, Performance Award or Incentive Award.

          (b) "Board" means the Board of Directors of American General Corporation.

          (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Code shall be deemed

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to include any amendments or successor provisions to such section and any regulations under such section.

          (d) "Committee" means not less than three members of the Board who are selected by the Board as provided in Section 4(a).

          (e) "Common Stock" means the common stock of American General Corporation.

          (f) "Company" means, collectively, American General Corporation and its subsidiaries, except that, in Section 14 hereof, "Company" means only American General Corporation.

          (g) "Fair Market Value" means, as of any specified date, the average of the highest and lowest quoted selling prices of the Common Stock as reported on the Composite Tape for issues listed on the New York Stock Exchange on the specified date, or, if no sales were reported on the Composite Tape on such specified date, the average of the highest and lowest quoted selling prices of the Common Stock on the nearest dates before and after such specified date on which sales of the Common Stock were so reported.

          (h) "Grant Document" means the document or documents evidencing an Award under the Plan, which may be either an agreement between the Company and the Holder as to the Award or a notice of grant of the Award from the Company to the Holder (including any attached statement of the terms and conditions of the Award).

          (i) "Holder" means an employee of the Company who has been granted an Option, a Restricted Stock Award, a Performance Award or an Incentive Award.

          (j) "Incentive Award" means an Award granted under Section 10 of the Plan.

          (k) "Incentive Stock Option" means an incentive stock option within the meaning of section 422(b) of the Code.

          (l) "Option" means an Award under Section 7 of the Plan and includes both Non-Qualified Options and Incentive Stock Options to purchase Common Stock.

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          (m) "Performance Award" means an Award granted under Section 9 of the
Plan.

          (n) "Personal Representative" means the person who upon the death, disability or incompetency of a Holder shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or the right to any Restricted Stock Award, Performance Award or Incentive Award theretofore granted or made to such Holder.

          (o) "Plan" means the American General Corporation 1984 Stock and Incentive Plan, Restated as of February 8, 1994, as Further Amended and Restated as of February 1, 1998, and as amended from time to time.

          (p) "Restricted Stock Award" means an Award granted under Section 8 of the Plan.


                  3. EFFECTIVE DATE AND DURATION OF THE PLAN

          The 1994 restatement of the Plan became effective as of February 8, 1994 upon its adoption by the Board, following its approval by the shareholders of American General Corporation on April 29, 1993. No further Awards can be granted under the Plan after February 8, 2004 and no Incentive Stock Options can be granted under the Plan after April 29, 2003. The 1998 restatement of the Plan became effective as of February 1, 1998. The Plan (as so restated) shall remain in effect until all Options granted under the Plan have been exercised or expired by reason of lapse of time, all restrictions imposed upon Restricted Stock Awards have been eliminated or the Restricted Stock Awards have been forfeited and all Performance Awards and Incentive Awards have been satisfied or have terminated.



                               4. ADMINISTRATION

          (a) Composition of Committee. The Committee shall be selected and appointed by the Board to administer the Plan. The Members of the Committee shall be not include any employee of the Company or any individual who is or was within


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the 12-month period immediately preceding the date he or she became a member of the Committee eligible for selection to receive any stock option, stock appreciation right, stock option surrender right or other stock allocation under the Plan or under any other plan of the Company. A majority of the Committee shall constitute a quorum. The Committee shall act by majority action at a meeting, except that action permitted to be taken at a meeting may be taken without a meeting if written consent thereto is given by all members of the Committee.

          (b) Powers. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which employees of the Company shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option or Non-Qualified Option shall be granted, the number of shares to be subject to each Option and Restricted Stock Award, and the value of each Performance Award and Incentive Award. In making such determinations the Committee shall take into account the nature of the services rendered by the respective employees, their present and potential contribution to the Company's success and such other factors as the Committee shall deem relevant.

          (c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective Grant Documents thereunder, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions, and provisions of the Grant Document for each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, to ensure that grants of Awards are exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended from time to time, and to make all other determinations necessary or advisable for administering the Plan. Without limiting the generality of the foregoing, Grant Documents for Awards under the Plan may contain such provisions covering a change of control (sometimes called a "change in control") of the Company, as defined by the Committee in its sole discretion, as the Committee may approve, not inconsistent with the terms of this Plan, including without limitation provisions for the acceleration of, vesting of, or the payment of cash in lieu of, any Award. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Grant Document relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The Committee may delegate to other persons the responsibility of performing ministerial acts in furtherance of the Plan's purposes, but only the Committee may act on any aspect of the Plan affecting (i) an officer or director of the Company who is an employee of the Company or (ii) an employee to

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whom the Committee delegates authority with respect to the Plan. The determinations of the Committee on the matters referred to in this Section 4 shall be conclusive.


                 5. GRANT OF OPTIONS, RESTRICTED STOCK AWARDS,
                   PERFORMANCE AWARDS, AND INCENTIVE AWARDS;
                          SHARES SUBJECT TO THE PLAN

          (a) Stock Grant Limit. The Committee may from time to time grant Awards to one or more employees determined by it to be eligible for participation in the Plan in accordance with the provisions of Section 6. Subject to Section 11, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed the number of shares originally authorized by shareholders in 1984, 9,000,000 (formerly 4,500,000 prior to the 2-for-1 stock split effected March 1, 1993), less the aggregate number of shares issued or issuable under the Plan prior to its amendment and restatement as of February 8, 1994. In addition to the foregoing limit on the aggregate number of shares that may be issued under all Awards, the aggregate number of Restricted Stock Awards that may granted during any calendar year shall not exceed one-tenth of one percent (0.1%) of the number of shares of Common Stock outstanding as of December 31 of the prior year. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Holder terminate or the Award is paid in cash, any shares of Common Stock subject to such Award shall again be available to the grant of an Award.

          (b) Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.


                                6. ELIGIBILITY

          Awards may be granted only to persons who, at the time of grant, are key employees of the Company. Awards may not be granted to (i) any director who is not an employee of the Company or (ii) any person who immediately after such grant is the owner, directly or indirectly, of more than 10% of the total combined voting power of all classes of stock of the Company. An Award may be granted on more than one occasion to the same person, and such Award may include an Incentive Stock Option, Non-Qualified Option, Restricted Stock Award, Performance Award, Incentive Award or any combination thereof.

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                               7. STOCK OPTIONS

          (a) Option Period. The term of each Option shall be as specified by the Committee at the date of grant but shall not exceed ten years.

          (b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times, commencing not earlier than six months from the date of grant, as determined by the Committee.

          (c) Stock Option Grant Document. Each Option shall be evidenced by a Grant Document in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code.

          (d) Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Section 11, shall not be less than the Fair Market Value of a share of Common Stock at the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

          (e) Restrictions on Transfer. An Option shall not be transferable otherwise than by will or the laws of descent and distribution and may be exercisable during the lifetime of the Holder only by such Holder.

          (f) Shareholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a shareholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder's name.

          (g) Individual Dollar Limitations. In the case of Incentive Stock Options, the value of shares of stock for which such Options are exercisable for the first time in any one calendar year cannot exceed $100,000 based on the Fair Market Value of the stock at the date of grant according to section 422(d)(1) of the Code (or such other individual limit as may be in effect under the Code on the date of grant).

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          (h) Surrender of Options. The Committee (concurrently with the grant of an Option or subsequent to such grant) may, in its sole discretion, grant to any Option Holder the right, upon written request, to surrender any exercisable Option or portion thereof in exchange for cash, whole shares of Common Stock or a combination thereof, as determined by the Committee, with a value equal to the excess of the Fair Market Value, as of the date of such request, of one share of Common Stock over the Option price for such share multiplied by the number of shares covered by the Option or portion thereof to be surrendered. In the case of any such surrender right which is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or portion thereof to be surrendered. In the event of the exercise of any surrender right granted hereunder, the number of shares reserved for issuance under the Plan shall be reduced only to the extent that shares of Common Stock are actually issued in connection with the exercise of such surrender right. Additional terms and conditions governing any such surrender rights may from time to time be prescribed by the Committee in its sole discretion.

                          8. RESTRICTED STOCK AWARDS

          (a) Restriction Period to be Established by the Committee. At the time a Restricted Stock Award is made, the Committee shall establish a period of time (the "Restriction Period") applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 8(b).

          (b) Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends during the Restriction Period, to vote Common Stock subject thereto and to enjoy all other shareholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award, shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules

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pertaining to the termination of employment (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Restriction Period.

          (c) Payment for Restricted Stock. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law or the Committee.


                             9. PERFORMANCE AWARDS

          (a) Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, a performance period over which the performance of the Holder shall be measured.

          (b) Performance Awards. Each Performance Award shall have a maximum value established by the Committee at the time of such Award.

          (c) Performance Measures. A Performance Award shall be awarded to an employee contingent upon future performance of the Company or any subsidiary, division or department thereof by or in which he is employed during the performance period. The Committee shall establish the performance measures applicable to such performance prior to the beginning of the performance period but subject to such later revisions as the Committee shall deem appropriate to reflect significant, unforeseen events or changes.

          (d) Awards Criteria. In determining the value of Performance Awards, the Committee shall take into account an employee's responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

          (e) Payment. Following the end of the performance period, the Holder of a Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. Payment of a Performance Award may be made in cash, Common Stock or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in Common Stock shall be based on the Fair Market Value of the Common Stock on the payment date.

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          (f) Termination of Employment. A Performance Award shall terminate if the Holder does not remain continuously in the employ of the Company at all times during the applicable performance period, except as may be determined by the Committee.


                             10. INCENTIVE AWARDS

          (a) Incentive Awards. Incentive Awards are rights to receive shares of Common Stock (or the Fair Market Value thereof), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without payment of any amounts by the Holder thereof or satisfaction of any performance criteria or objectives. Each Incentive Award shall have a maximum value established by the Committee at the time of such Award.

          (b) Award Period. The Committee shall establish, with respect to and at the time of each Incentive Award, a period over which the Award shall vest with respect to the Holder.

          (c) Awards Criteria. In determining the value of Incentive Awards, the Committee shall take into account an employee's responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

          (d) Payment. Following the end of the vesting period for an Incentive Award, the Holder of an Incentive Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Incentive Award, based on the then vested value of the Award. Payment of an Incentive Award may be made in cash, Common Stock or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in Common Stock shall be based on the Fair Market Value of the Common Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to an Incentive Award, as determined by the Committee.

          (e) Termination of Employment. An Incentive Award shall terminate if the Holder does not remain continuously in the employ of the Company at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

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                           11. EQUITABLE ADJUSTMENTS

          Subject to any required action by the Company's shareholders, upon the occurrence of any event which affects the shares of Common Stock in such a way that an adjustment of outstanding Awards is appropriate in order to prevent the dilution or enlargement of rights under the Awards (including, without limitation, any extraordinary dividend or other distribution (whether in cash or in kind), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event), the Committee shall make appropriate equitable adjustments, which may include, without limitation, adjustments to any or all of the number and kind of shares of stock (or other securities) which may thereafter be issued in connection with such outstanding Awards and adjustments to any exercise price specified in the outstanding Awards and shall also make appropriate equitable adjustments to the number and kind of shares of stock (or other securities) authorized by or to be granted under the Plan. Further, the Committee, in its sole discretion, may make appropriate equitable adjustments, including, without limitation, those described in the immediately preceding sentence, in any other circumstances under which the Committee deems such adjustments to be desirable. Any adjustment made to an Incentive Stock Option hereunder, with respect to either (i) the number or price of shares of stock subject to Incentive Stock Options or (ii) the aggregate number of shares which may be issued pursuant to Incentive Stock Options, shall be made in a manner which will permit such option to continue to constitute an Incentive Stock Option within the meaning of section 422 of the Code.


                           12. AMENDMENT OF THE PLAN

          The Board may amend the Plan at any time and the Committee may amend any Award (and its related Grant Document) at any time, except as otherwise specifically provided in such Grant Document; provided that no change in any Award theretofore granted may be made that would impair the rights of the Holder of any Award under the Plan without the consent of the Holder, and provided, further, that the Board may not, without approval of the shareholders, amend the
Plan:

          (a) to increase the maximum number of shares which may be issued on exercise or surrender of Options or pursuant to Restricted Stock Awards, Performance Awards or Incentive Awards, except as provided in Section 11;

          (b) to change the minimum Option price;

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          (c) to extend the maximum Option term;

          (d) to change the class of employees eligible to receive Awards;

          (e) to extend the maximum period during which Awards may be granted under the Plan; or

          (f) to materially increase the benefits accruing to employees under the Plan.


                            13. EFFECT OF THE PLAN

          (a) No Right to an Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an employee any right to be granted an Option to purchase Common Stock, a right to a Restricted Stock Award or a right to a Performance Award or Incentive Award or any other rights hereunder except as may be evidenced by an Award or by a Grant Document with respect to an Option or other Award, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

         (b) No Employment Rights Conferred. Nothing contained in the Plan shall
(i) confer upon any employee any right with respect to continuation of employment with the Company or (ii) interfere in any way with the right of the Company to terminate his or her employment at any time.

          (c) Other Laws; Withholding. The Company shall not be obligated to issue any shares of Common Stock until there has been compliance with such laws and regulations as the Company may deem applicable. No fractional shares of Common Stock shall be delivered. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.


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                    14. MODIFICATION OF OUTSTANDING AWARDS

          Except as specified in this Section 14, notwithstanding the provisions of any Grant Document evidencing any Award outstanding hereunder on February 1, 1998, if such Grant Document contains provisions with respect to the effect of a "Change of Control" upon such Award, certain of those provisions shall be deemed modified as follows (subject to any consent of the Holder specifically required by the Grant Document):

          (a) Any provision in the applicable Grant Document which states that a Change of Control shall be deemed to have occurred in circumstances described substantially as follows:

          "the Company shall (i) merge or consolidate with or into another corporation or entity or enter into a share exchange between shareholders of the Company and another corporation or entity pursuant to Article 5.02 of the Texas Business Corporation Act and as a result of such merger, consolidation or share exchange less than seventy percent (70%) of the outstanding voting securities of the surviving or resulting corporation or entity shall then be owned in the aggregate by the former shareholders of the Company, other than (x) affiliates (within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the Company or (y) any party to such merger, consolidation or share exchange or (ii) sell, lease, exchange or otherwise dispose of all or substantially all of the Company's property and assets in one transaction or a series of related transactions to one or more other corporations or entities that are not subsidiaries of the Company;"

shall be modified to provide that a Change of Control shall be deemed to have occurred if:

          "(i) the Company or any direct or indirect subsidiary of the Company shall merge or consolidate with or into another corporation or entity or enter into a share exchange between shareholders of the Company or any direct or indirect subsidiary of the Company and another corporation or entity pursuant to Article 5.02 of the Texas Business Corporation Act and as a result of such merger, consolidation or share exchange less than seventy percent (70%) of the outstanding voting securities of the surviving or resulting corporation or entity or any parent thereof shall then be owned in the aggregate by the former shareholders of the Company, other than (x) affiliates (within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the Company or (y) any party to such merger,

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          consolidation or share exchange or (ii) the Company shall sell, lease, exchange or otherwise dispose of all or substantially all of the Company's property and assets in one transaction or a series of related transactions to one or more other corporations or entities that are not subsidiaries of the Company;"

          (b) Any provisions in the Grant Document of a stock option which would require the payment of the "Merger Spread" in connection with the automatic surrender and cancellation of the stock option when a Change of Control occurs because of a merger, consolidation or share exchange shall be deemed modified by the addition of the following provision:

          "Notwithstanding any other provision hereof, if a Change of Control occurs which would otherwise require the payment to the Holder of the Merger Spread and the automatic surrender and cancellation of the option hereunder, there shall be no payment of the Merger Spread and no automatic surrender and cancellation of the option. Instead, immediately prior to the occurrence of that particular type of Change of Control, the option shall become fully vested and exercisable. As used in the immediately preceding sentence, "immediately prior" to the Change of Control shall mean sufficiently in advance of the Change of Control to permit the Holder to take all steps reasonably necessary to exercise the option fully and to deal with the shares purchased under the option so that those shares may be treated in the same manner in connection with the Change of Control as the shares of Stock of other shareholders."

          (c) Any provision in a Grant Document which might limit the Change-of-Control vesting of, or the Change-of-Control lapse of Forfeiture Restrictions with respect to, the Award under the Grant Document in the event that such vesting or lapse might constitute a "parachute payment" shall not apply if the Holder of the Award also holds, immediately prior to any such Change of Control, an individual employment or severance agreement with the Company pursuant to which the Company undertakes to pay the excise tax which might otherwise be imposed upon the Holder under section 280G of the Code in connection with such vesting or lapse.

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